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                                                                   Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Alamosa Holdings, Inc. of our report dated April 27, 2001 relating to the financial statements of SWPCS Holdings, L.L.C., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
October 24, 2001